Exhibit 99.4

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT

 OF LEASES AND RENTS,  AND FIXTURE FILING

made by

FOUR RIVERS REAL ESTATE, INC. (F/K/A FOUR RIVERS STT DEVELOPMENTS, INC.) AND THE FOUR RIVERS BIOENERGY COMPANY, INC.,

Mortgagors

to

GCP VIII LLC,

Mortgagee

Dated as of May 5, 2011

THIS INSTRUMENT IS TO BE INDEXED AS A MORTGAGE, AS A FINANCING STATEMENT FILED AS A FIXTURE FILING

Prepared By/Return To:

Jeffrey Yost by /s/ Todd Farmer

Jeffrey J. Yost

Jackson Kelly PLLC
P.O. Box 2150
Lexington, Kentucky 40588-2150

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of May 5, 2011 is made by FOUR RIVERS REAL ESTATE, INC. (F/K/A FOUR RIVERS STT DEVELOPMENTS, INC.), a Kentucky corporation having a mailing address of 1637 Shar-Cal Road, Calvert City, Kentucky 42029, and THE FOUR RIVERS BIOENERGY COMPANY, INC., a Kentucky corporation having a mailing address of 1637 Shar-Cal Road, Calvert City, Kentucky 42029 (individually, a “Mortgagor” and collectively, the “Mortgagors”), in favor of GCP VIII LLC, a Delaware limited liability company having its principal office and a mailing address at 61 Paine Avenue, New Rochelle, Westchester County, New York 10804 (“Mortgagee”).  References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

WHEREAS, Four Rivers BioEnergy Inc., a Nevada corporation (the “Company”), and Mortgagee entered into that certain Securities Purchase Agreement dated as of May 5, 2011 (as may be amended, supplemented, restated, replaced, substituted, or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Mortgagee has agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a member of an affiliated group of companies that includes the Mortgagors;

WHEREAS, the proceeds of the extensions of credit under the Purchase Agreement will be used in part to enable the Company to make valuable transfers to the Mortgagors in connection with the operation of their respective businesses;

WHEREAS, the Company and the Mortgagors are engaged in related businesses, and Mortgagors will derive substantial direct and indirect benefit from the making of the extensions of credit under the Purchase Agreement;

WHEREAS, Mortgagee have required under the Purchase Agreement that the Mortgagors execute and deliver this Mortgage to the Mortgagee for the benefit of Mortgagee; and

WHEREAS, Mortgagors are the owners of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the “Land”) and own all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”);

NOW, THEREFORE, in consideration of the premises and to induce Mortgagee to enter into the Purchase Agreement and to induce Mortgagee to make or to continue to make extensions of credit to the Company thereunder, Mortgagors agree with the Mortgagee, for the benefit of Mortgagee, as follows:

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagors hereby agree that they are liable for, and, as primary obligor and not merely as surety, jointly and severally, absolutely and unconditionally guarantee to the Mortgagee, for the benefit of Mortgagee, the prompt payment and performance when due, whether at stated maturity, upon acceleration or otherwise of the following (collectively the “Obligations”):

All of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to Mortgagee, including, without limitation, all obligations under the Purchase Agreement,  the Debentures, the Subsidiary Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of Mortgagee as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time, and all reasonable actual out-of-pocket costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees and expenses paid or incurred by the Mortgagee or Mortgagee in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Company or any Mortgagors of all or any part of the Obligations.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Debentures and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

MORTGAGORS DO HEREBY CONVEY, MORTGAGE, GRANT, BARGAIN, SELL, PLEDGE, ASSIGN, TRANSFER AND SET OVER TO MORTGAGEE FOR THE

RATABLE BENEFIT OF THE SECURED PARTIES AND GRANT MORTGAGEE A SECURITY INTEREST IN, WITH MORTGAGE COVENANTS:

(a)

the Land;

(b)

all right, title and interest Mortgagors now have or may hereafter acquire in and to the Improvements or any part thereof and all the estate, right, title, claim or demand whatsoever of Mortgagors, in possession or expectancy, in and to the Real Estate or any part thereof;

(c)

all right, title and interest of Mortgagors in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d)

all right, title and interest Mortgagors now have or may hereafter acquire in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagors and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate (all of the foregoing in this paragraph (d) being referred to as the “Equipment”).  Notwithstanding the foregoing, “Equipment” shall not include any property which is owned by tenants, contractors or other parties that may from time to time work on, or provide services to the Premises;

(e)

all right, title and interest of Mortgagors in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagors or constructed, assembled or placed by Mortgagors on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagors;

(f)

all right, title and interest of Mortgagors in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagors and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagors in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g)

all unearned premiums under insurance policies now or subsequently obtained by Mortgagors relating to the Real Estate or Equipment and Mortgagors’ interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

(h)

to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagors in and to (i) all contracts from time to time executed by Mortgagors or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i)

all proceeds, both cash and noncash, of the foregoing;

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagors and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed (other than the contingent indemnity or guarantee obligations in respect of which no claims have been asserted), provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed (other than contingent indemnity or guarantee obligations in respect of which no claims have been asserted), then the estate hereby granted shall cease, terminate and become void.

This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by Mortgagee for the benefit of the Company, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagors further represent, warrant, covenant and agree with Mortgagee as follows:

1.

Defined Terms.  Capitalized terms used herein (including in the "Background" and "Granting Clauses" sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement, the Debentures or the Subsidiary Guarantee, as applicable.  References in this Mortgage to the “Default Rate” shall mean an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

2.

Warranty of Title.  Mortgagors warrant that they have good record title in fee simple to the Land, and good title to the rest of the Mortgaged Property, free and clear of all liens and encumbrances, except as satisfactory to Mortgagee and listed as exceptions to the title insurance policy being issued to Mortgagee (the “Permitted Exceptions”).  Mortgagors represent and warrant that they have the right to mortgage the Mortgaged Property.

3.

Payment of Obligations.  Mortgagors shall pay and perform the Obligations at the times and places and in the manner specified in the Transaction Documents.

4.

Requirements.  Mortgagors shall comply in all material respects with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to (i)  have a Material Adverse Effect or (ii) materially and adversely affect the value of the Mortgaged Property (assuming its current use).

5.

Payment of Taxes and Other Impositions.

(a)  Prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagors shall pay and discharge all material taxes, material charges and material assessments of every kind and nature, all material charges for any easement or agreement maintained for the benefit of any of the Real Estate, all material general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other material public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”) , except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Mortgagors have set aside on their books adequate reserves with respect thereto in accordance with GAAP .  Upon request by Mortgagee, Mortgagors shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment (if any made in respect) of any such Imposition.  If by law any Imposition, at Mortgagors’ option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagors may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)  Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagors, to pay any Imposition after the date such Imposition shall have become delinquent except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) Mortgagors have set aside on its books adequate reserves with respect thereto in accordance with GAAP, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate.  Any sums paid by Mortgagee in discharge of any such Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable within ten (10) Business Days of demand by Mortgagors to Mortgagee, as the case may be, together with interest at the Default Rate as set forth above.

6.

Insurance.

(a)

Mortgagors shall maintain reputable companies, insurance policies (i) insuring the Real Estate against loss by fire, explosion, theft and such other casualties as are usually insured against in the same general area by companies engaged in the same or similar businesses, and (ii) insuring Mortgagors and the Mortgagee against liability for personal injury and property damage relating to such Real Estate, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Mortgagee.  All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least ten (10) days after receipt by the Mortgagee of written notice thereof, (ii) name the Mortgagee as an additional insured party or loss payee, (iii) include deductibles consistent with past practice or consistent with industry practice or otherwise reasonably satisfactory to the Mortgagee.

(b)

If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagors shall maintain or cause to be maintained, flood insurance in an amount not exceeding the lesser of (i) the fair market value of the Mortgaged Property or (ii) the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

(c)

Mortgagors promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagors or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property.  Mortgagors shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage, provided the current use of the Mortgaged Property may continue, even if in the future the insurer is replaced or if a particular type of coverage is not longer available.

(d)

If Mortgagors is in default of its obligations to insure or deliver any such insurance policy or policies, then Mortgagee, at its option upon five (5) Business Days’ notice to Mortgagors, may effect such insurance from year to year at rates substantially similar to the rate at which Mortgagors had insured the Premises, and pay the premium or premiums therefor, and

Mortgagors shall pay to Mortgagee within five (5) Business Days’ of demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

(e)

In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagors in and to any insurance policies then in force shall pass to the purchaser or grantee, subject to compliance with any procedures of the applicable insurance companies.

7.

Restrictions on Liens and Encumbrances.  Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagors shall not further grant, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8.

Due on Sale and Other Transfer Restrictions.  Mortgagors shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9.

Leases.  Except as permitted under the Purchase Agreement, Mortgagors shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

10.

Further Assurances.  To further assure Mortgagee’s rights under this Mortgage, Mortgagors agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

11.

Mortgagee’s Right to Perform.  If Mortgagors fails to perform any of the covenants or agreements of Mortgagors hereunder, within the applicable grace period, if any, provided for herein or in the Purchase Agreement, Mortgagee, without waiving or releasing Mortgagors from any obligation or default under this Mortgage, may, at any time upon five (5) Business Days’ notice to Mortgagors (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall upon five (5) Business Days’ notice be due from Mortgagors to Mortgagee (as the case may be) and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the date of this Mortgage.  No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagors’ default or waive any right or remedy of Mortgagee.

12.

Remedies.

(a)

Upon the occurrence and during the continuance of any Event of Default, Mortgagee may to the extent not prohibited by law, immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagors and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of:

(i)

Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Purchase Agreement, (C) sell all or part of the Mortgaged Property (Mortgagors expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Transaction Documents as the law may allow.  Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon as provided in the Purchase Agreement and all reasonable costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements.  Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

(ii)

Mortgagee may, to the extent permitted by applicable law, personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagors and their agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagors hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof.  Following such entry and taking of possession, Mortgagee shall be entitled, to the extent permitted by applicable law, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagors might do.

(b)

In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c)

In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d)

It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of Mortgagee as collateral security for the Obligations (whether matured or unmatured), and shall be applied to payment of the Obligations in the manner set forth in the Security Agreement.

13.

Right of Mortgagee to Purchase Sale.  Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof.  In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.  In such event, this Mortgage, the Transaction Documents and other documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

14.

Appointment of Receiver.  If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagors, unless otherwise required by applicable law, provided Mortgagors hereby waive notice if and to the full extent any such requirement may be waived under applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagors therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagors or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagors hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law).  Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

15.

Extension, Release, etc.

(a)

Without affecting the encumbrance or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Transaction Documents, (ii) grant other indulgences, (iii) take or release any other or additional security for any other obligation herein mentioned.  Without affecting the encumbrance or charge or this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee and Company may agree to (1) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Transaction Documents or any other guaranty thereof, (2) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, or (3) make compositions or other arrangements with debtors in relation therewith.

(b)

No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagors shall affect the encumbrance of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c)

If Mortgagee shall have the right to foreclose this Mortgage or to exercise its power of sale, Mortgagors authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or to sell the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property.  The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property by Mortgagee, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagors as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(d)

Unless expressly provided otherwise, in the event that Mortgagee’s interest in this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

16.

Security Agreement under Uniform Commercial Code; Fixture Filing.

(a)

It is the intention of the parties hereto that this Mortgage shall constitute a “security agreement” within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located.  If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply).  If Mortgagee shall elect to proceed under the Code, then ten (10) days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses.  At Mortgagee’s request, Mortgagors shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(b)

Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The real property to which the fixtures relate is described in Schedule A hereto. The record owners of the real property described in Schedule A hereto are Mortgagors. The names, types of organization and jurisdictions of organization of the debtor for purposes of this financing statement are the names, types of organization and jurisdictions of organization of the Mortgagors set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing addresses of the Mortgagors/debtor are the addresses of the Mortgagors set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagors’ organizational identification numbers are [0750318] (Four Rivers Real Estate, Inc. (f/k/a Four Rivers STT Developments, Inc.)) and [0659433] (The Four Rivers BioEnergy Company, Inc.).

17.

Assignment of Rents.  Mortgagors hereby assign to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and subject to the rights of tenants, Mortgagors grant to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations.  The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed (other than Obligations expressly stated to survive repayment of the Loans), but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagors shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default; such right of Mortgagors to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by giving not less than five (5) days’ written notice of such revocation to Mortgagors; and upon default in any such payment Mortgagors and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise.

18.

Additional Rights.  The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagors consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any trustee’s sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease.  By recordation of this Mortgage all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void.  Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

19.

Notices.  All notices, requests and demands to or upon the Mortgagee or the Mortgagors hereunder shall be effected in the manner provided for in the Subsidiary Guarantee.

20.

No Oral Modification.  This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of the Purchase Agreement.  Any agreement made by Mortgagors and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.  Mortgagee’s execution of any written agreement between Mortgagors and

Mortgagee shall not be required for the effectiveness thereof as between Mortgagors and Mortgagee.

21.

Partial Invalidity.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.  Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Transaction Document, the obligations of Mortgagors and of any other obligor under any Transaction Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagors or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

22.

Mortgagors’ Waiver of Rights.

(a)

Mortgagors hereby voluntarily and knowingly release and waive any and all rights to retain possession of the Mortgaged Property after the occurrence and during the continuation of an Event of Default and any and all rights of reinstatement and redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagors and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of each constituent of Mortgagors and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute.  Each constituent of Mortgagors shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(b)

To the fullest extent permitted by law, Mortgagors waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt, and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process.  To the full extent Mortgagors may do so, Mortgagors agree that Mortgagors will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagors, for Mortgagors and their successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waive and release all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as provided in the Purchase Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the power of sale, or other rights hereby created.

23.

Remedies Not Exclusive.  Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Transaction Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise.  Neither the acceptance of this Mortgage nor its enforcement shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by any of the Transaction Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee.  In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

24.

Multiple Security.  If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagors or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all trustee’s sale or foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located.  Mortgagors acknowledge that the right to maintain a consolidated trustee’s sale or foreclosure action is a specific inducement to Purchasers to extend the indebtedness borrowed pursuant to or guaranteed by the Transaction Documents, and Mortgagors expressly and irrevocably waive any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which they may now or hereafter have.  Mortgagors further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the

Mortgaged Property and Mortgagors waive any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waive any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis.  The commencement or continuation of proceedings to sell the Mortgaged Property in a trustee’s sale to foreclose this Mortgage, or the exercise of any other rights hereunder or the recovery of any judgment by Mortgagee or the occurrence of any sale by the Mortgagee in any such proceedings shall not prejudice, limit or preclude Mortgagee’s right to commence or continue one or more trustee’s sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee’s sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagors, to the extent permitted by applicable law, expressly waive any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagors also waive any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis.  It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

25.

Successors and Assigns.  All covenants of Mortgagors contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion a waiver is deemed advisable.  All such covenants of Mortgagors shall run with the land and bind Mortgagors, the successors and assigns of Mortgagors (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns.

26.

No Waivers, etc.  Any failure by Mortgagee to insist upon the strict performance by Mortgagors of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagors of any and all of the terms and provisions of this Mortgage to be performed by Mortgagors.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

27.

Governing Law, etc.  This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagors expressly acknowledges that by their respective terms the Transaction

Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagors agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

28.

Certain Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagors” shall mean “each Mortgagors or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for Mortgagee,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

29.

Duty of Mortgagee.  The Mortgagee's sole duty with respect to the custody, safekeeping and physical preservation of the Mortgaged Property which is in its possession, or otherwise, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account.  Neither the Mortgagee, any Purchaser nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of Mortgagors or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof.  The powers conferred on the Mortgagee hereunder are solely to protect the Mortgagee's interests in the Mortgaged Property and shall not impose any duty upon the Mortgagee or any Purchaser to exercise any such powers.  The Mortgagee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Mortgagors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

30.

Last Dollars Secured; Priority.  To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagors to Mortgagee, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby.  If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

31.

Enforcement Expenses; Indemnification.

(a)

Mortgagors agree to pay or reimburse each Purchaser and the Mortgagee for all its reasonable actual out-of-pocket costs and expenses incurred in collecting against Mortgagors or otherwise enforcing or preserving any rights under this Mortgage, including, without limitation, the reasonable fees and disbursements of counsel to each Purchaser and of counsel to the Mortgagee.

(b)

Mortgagors agree to pay, and to save the Mortgagee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Mortgaged Property or in connection with any of the transactions contemplated by this Mortgage.

(c)

Mortgagors agree to pay, and to save the Mortgagee harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Mortgage to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(d)

The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement.

32.

Release.  If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagors in a transaction permitted by the Purchase Agreement, then the Mortgagee, at the request and sole expense of such Mortgagors, shall execute and deliver to such Mortgagors all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property.  The Mortgagors shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagors stating that such transaction is in compliance with, and permitted by, the Purchase Agreement and the other Transaction Documents.

33.

Amount Secured by Mortgage.  The initial amount of the obligations secured by this Mortgage is one million five hundred thousand dollars ($1,500,000.00)  With the additional amount that may be secured pursuant to Section 34, the total amount of obligations secured by this Mortgage is three million five hundred thousand dollars ($3,500,000.00).

34.

Additional Indebtedness.  This Mortgage may secure any additional indebtedness, whether direct, indirect, existing, future, contingent, or otherwise, up to a maximum additional amount of $2,000,000.00 in addition to the initial amount, which additional indebtedness may include additional loans granted by agreement of Mortgagors and Mortgagee, as well as curative advances permitted by this Mortgage, and other costs incurred by Mortgagee in connection with the protection and preservation of the Mortgaged Property.  The lien of this Mortgage, with respect to such additional indebtedness, shall be superior to any liens or encumbrances of any kind created after recordation of this Mortgage, even to the extent of sums advanced by the Mortgagee or a Purchaser with actual or constructive notice of a subsequently created lien, except as otherwise provided in KRS 382.520.  It shall be a default under this Mortgage if

Mortgagors request a release, in the manner provided by KRS 382.520, of any portion of the lien securing any of the additional indebtedness secured by this Mortgage prior to the date that all of the Obligations have been paid and the Transaction Documents have been terminated, and Mortgagors hereby waive any and all right to request such a release to the maximum extent permitted by law.  This Section shall serve as a notice to any subsequent holder of a lien, encumbrance, security title or other claim in and to the Mortgaged Property, or of the Mortgaged Property, that Mortgagee claims the priority of the lien of this Mortgage for all such Future Advances, as well as for all other obligations secured hereby.  This Section shall also be notice that Mortgagee reserves the right, upon agreement thereto with the Mortgagors, to modify, extend, consolidate, and renew the said indebtedness, or any portions thereof, and the rate of interest charged thereon, without affecting the priority of the lien created by this Mortgage.

35.

Maturity.  The Obligations are scheduled to mature on May 5, 2013.

36.

Miscellaneous.  Any receiver appointed under this Mortgage shall have all of the usual powers and duties of receivers pursuant to Kentucky common and statutory law, including, but not limited to, KRS 425.600, as amended, modified and/or replaced from time to time.

[Remainder of page intentionally left blank; signatures are on next page]

This Mortgage has been duly executed by Mortgagors as of the date first above written and is intended to be effective as of such date.

FOUR RIVERS REAL ESTATE, INC.
(F/K/A FOUR RIVERS STT
DEVELOPMENTS, INC.), a Kentucky
corporation

By:	/s/ Martin Thorp
	Name:	Martin Thorp
	Title:	Director

THE FOUR RIVERS BIOENERGY
COMPANY, INC., a Kentucky corporation

By:	/s/ Martin Thorp
	Name:	Martin Thorp
	Title:	Director

STATE OF ____________)

    :  ss.:
COUNTY OF ___________)

The foregoing instrument was acknowledged before me on this 21st day of April, 2011, by Martin Edward Thorp, as  Director of Four Rivers Real Estate, Inc. (f/k/a Four Rivers STT Developments, Inc.), a Kentucky corporation, on behalf of the corporation.

My commission expires: _______N/A_________

/s/ R.J. Loosley
Notary Public
17 Hanover Square
London
W1S 1HU

STATE OF ____________)

    :  ss.:
COUNTY OF ___________)

The foregoing instrument was acknowledged before me on this 21st day of April, 2011, by Martin Edward Thorp, as  Director of The Four Rivers BioEnergy Company, Inc., a Kentucky corporation, on behalf of the corporation.

My commission expires: ______N/A__________

/s/ R.J. Loosley
Notary Public
17 Hanover Square
London
W1S 1HU

Schedule A

Description of the Land

EXHIBIT A  LEGAL DESCRIPTION

TRACT 1

Tract A of the Minor Subdivision Of The Prime Calvert, LLC Property as appears of record in Plat Cabinet E, Slide 212, in the Marshall County Clerk’s Office, consisting of approximately 82.0244 acres.

TRACT 2

Forty-eight acres, more or less off the southeast quarter of section 34, township 7, range 3 east and being the same land conveyed to Maggie E. Adkerson Fletcher by Rachel Greer by deed of date September 26, 1896 and recorded in Deed Book No.  22, Page 341, in the Office of the Marshall County Court Clerk.

Being the same land in all respects conveyed to J.W. Stevenson by Maggie E. Fletcher by deed dated December 22, 1936, of record in Deed Book No.  57, Page 512, Marshall County Court Clerks office.  Grantee (previous) herein reserves the roadway leading from Tommie Stevenson place (where he now lives) to gravel road leading to J.W. Stevenson home.  Roadway is reserved for the benefit of Tommie Stevenson.

Corrected description according to survey of H.L. Harrison in March 1908, the above described land is as follows:

Beginning at the N.E. corner of the following described land, same being in the South line of B.F. Egners property and being the Northeast corner of J.W. Stevenson; thence S. 86 deg. 30' W. 78 poles to a persimmon tree, same being in the line of Van McFarland; thence S. 41 deg. 5' E. 128.6 poles to the West line of J.W. Stevenson to a gate post, same being a railroad tie; thence N. 3 deg. 30'W. 101.85 poles to the beginning and containing 24 acres and 194 poles.

TRACT 3

Being a 10.09 acre tract of land designated as Parcel 1, Section III, in the division of land for Ollie Mae Stevenson property and being more particularly described on plat of said subdivision of record in Plat Cabinet C, Slide 128, Marshall County Court Clerks Office.

The above described tract contains 10.09 acres per survey of James E. Stevenson, Kentucky Registered Professional Land Surveyor of 2236, dated March 19, 1997.

TRACT 4

Being a 10.09 acre tract of land designated as Parcel 2, Section III, in the division of land for Ollie Mae Stevenson property and being more particularly described on plat of said subdivision of record in Plat Cabinet C, Slide 128, Marshall County Court Clerks Office.

The above described tract contains 10.09 acres per survey of James E. Stevenson, Kentucky Registered Professional Land Surveyor 2236, dated March 19, 1997.

TRACT 5

Being a 10.09 acre tract of land designated as Parcel 3, Section III, in the division of land for Ollie Mae Stevenson property and being more particularly described on plat of said subdivision of record in Plat Cabinet C, Slide 128, Marshall County Court Clerks Office.

The above described tract contains 10.08 acres per survey of James E. Stevenson, Kentucky Registered Professional Land Surveyor 2236, dated March 19, 1997.

All tracts being the same property conveyed to Grantor by deed dated December 31, 2009, and recorded in Deed Book 395, Page 105, Marshall County Clerks Office.

TRACT 6

BEING A TRACT OF LAND GENERALLY LOCATED ON THE NORTH SIDE OF THE OLD COKE PLANT ROAD, SOUTH OF THE TENNESSEE RIVER AND APPROXIMATELY 3 MILES NORTHWEST OF CALVERT CITY, KENTUCKY, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING AT THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT, SAID POINT BEING A 5 FOOT STEEL POST SET APPROXIMATELY 50.0 FEET SOUTH OF THE LOW WATER LINE OF THE TENNESSEE RIVER, SAID POINT ALSO BEING THE COMMON BOUNDARY CORNER BETWEEN THE MARTIN POWER PROPERTY (D.B. 24-64 & D.B. 321-321) AND THE NORTH STAR STEEL CO. PROPERTY, PREVIOUSLY OHIO RIVER STEEL CO. (D.B. 192-215); THENCE, WITH SAID DIVISION LINE, S 24 DEG. 55'35" E, A DISTANCE OF 760.92 FEET TO A 5 FOOT STEEL POST, SAID POINT BEING SET 50.0 FEET NORTH OF THE COKE PLANT ROAD CENTERLINE STATION 88+91.00; THENCE, FOLLOWING THE NORTH RIGHT OF WAY LINE OF SAID ROAD, S 71 DEG. 08'49" W, A DISTANCE OF 103.68 FEET TO A POINT; THENCE, S 68 DEG. 16'57" W, A DISTANCE OF 200.25 FEET TO A POINT; THENCE, S 71 DEG. 08'49" W, A DISTANCE OF 787.40 FEET TO A POINT; THENCE, WITH A CURVE TO THE LEFT, SUBTENDED BY A CHORD BEARING OF S 69 DEG. 58'56" W, A DISTANCE OF 242.50 FEET TO AN EXISTING CONCRETE R/W MARKER, SAID POINT BEING 40.0 FEET NORTH OF THE COKE PLANT CENTERLINE STATION 102+31.0 AND MARKING THE COMMON BOUNDARY LINE BETWEEN SAID MARTIN POWELL PROPERTY AND THE E.M. BAILEY DISTRIBUTING CO. INC. PROPERTY (D.B. 182-334); THENCE, CONTINUING WITH SAID NORTH RIGHT OF WAY LINE, AND A CURVE TO THE LEFT, SUBTENDED BY A CHORD BEARING OF S 68 DEG. 31'04" W, A DISTANCE OF 313.26 FEET TO A POINT; THENCE S 68 DEG. 35'34" W, A DISTANCE OF 826.70 FEET TO A POINT AND THE BEGINNING OF A CURVE TO THE LEFT, SUBTENDED BY A CHORD BEARING OF S 66 DEG. 22'06" W, A DISTANCE OF 867.67 FEET TO A 5 FOOT STEEL POST SET 45 FEET NORTH OF THE COKE PLANT ROAD CENTERLINE STATION, 122+24.00; THENCE, LEAVING SAID ROAD AND FOLLOWING THE EAST LINE OF THE JAMES C. BAILEY PROPERTY (D.B. 156-434), N 31 DEG. 41'45" W, A DISTANCE OF 1536.47 FEET TO A 5 FOOT STEEL POST SET APPROXIMATELY 50 FOOT SOUTH OF THE TENNESSEE RIVER LOW WATER LINE; THENCE, UP SAID RIVER LINE, SUBTENDED BY A CHORD BEARING OF, N 80 DEG. 14'47" E, A DISTANCE OF 2078.37 FEET TO A 5 FOOT STEEL POST; THENCE, CONTINUING WITH SAID RIVER LINE, SUBTENDED BY A CHORD BEARING OF N 81 DEB. 22'21" E (PREVIOUSLY INCORRECTLY REFERRED TO AS W), A DISTANCE OF 1571.11 FT. BACK TO THE POINT OF BEGINNING.

LESS AND EXCEPT: A STRIP OF LAND WHICH IS 150 FEET IN WIDTH WHICH EXTENDS FROM THE EASTERLY BOUNDARY LINE OF THE ABOVE-DESCRIBED TRACT OF LAND AND RUNS ALONG THE AFOREMENTIONED RIVER LINE ALONG THE TENNESSEE RIVER IN A WESTERLY DIRECTION FOR A DISTANCE OF 3,049.48 FEET, AND ALL RIPARIAN RIGHTS ALONG THE TENNESSEE RIVER TO THE EXTENT OF SAID DISTANCE.

LESS AND EXCEPT: RJ RESERVES FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS A PERMANENT ACCESS EASEMENT UPON, ALONG AND ACROSS THE DIRT ROAD WHICH IS PRESENTLY LOCATED ON THE OPTION PROPERTY, WHICH ROAD EXTENDS FROM THE COKE PLANT ROAD TO THE STRIP OF LAND WHICH IS RETAINED BY RJ AS EXCEPTED ABOVE. PURCHASER SHALL HAVE THE RIGHT TO RELOCATE THE ACCESS ROAD PROPERTY PROVIDED THAT SUCH RELOCATED ROAD PROVIDES A REASONABLE ACCESS TO THE STRIP OF LAND WHICH IS RETAINED BY RJ.

THE PARTIES DO HEREBY MUTUAL ACKNOWLEDGE AND AGREE THAT THE PURCHASER SHALL ONLY BE ENTITLED TO A CONVEYANCE OF 600 FEET OF RIVER FRONTAGE WHICH EXTENDS FROM THE WESTERLY LINE OF THE ABOVE-DESCRIBED TRACT ALONG THE AFOREMENTIONED RIVER LINE ALONG THE TENNESSEE RIVER IN AN EASTERLY DIRECTION FOR A DISTANCE OF 600 FEET, AND THE RIPARIAN RIGHTS TO THE EXTENT OF SAID DISTANCE.

BEING THE SAME PROPERTY CONVEYED TO GRANTOR BY DEED DATED DECEMBER 31, 2007, AND RECORDED IN DEED BOOK 380, PAGE 498, MARSHALL COUNTY CLERKS OFFICE.